ETF OPPORTUNITIES TRUST

DISTRIBUTION AND SHAREHOLDER SERVICES PLAN PURSUANT TO RULE 12b-1

For Funds Advised by Tuttle Capital Management, LLC

WHEREAS, the ETF Opportunities Trust (the “Trust”) a statutory trust organized and existing under the laws of the state of Delaware, engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest (the “Shares”), in separate series representing the interests in separate funds of securities and other assets; and

WHEREAS, the Trust offers a series of such Shares representing interests in the Fund(s) (a “Fund”) listed in Schedule A attached hereto; and

WHEREAS, the Trust desires to adopt a Distribution and Shareholder Services Plan (“Plan”) with respect to the class(es) of Shares of the Fund identified in Section 2(a) of this Plan pursuant to Rule 12b-1 under the 1940 Act; and

WHEREAS, the Trustees of the Trust as a whole, including the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the “Non-Interested Trustees”), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit the Fund and its shareholders, have approved this Plan by votes cast at a meeting held in person and called for the purpose of voting hereon and on any agreements related hereto;

NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act, with respect to the class(es) of Shares of the Fund identified in Section 2(a) of this Plan and on the following terms and conditions:

1.Servicing Activities. Subject to the supervision of the Trustees of the Trust, the Trust may, directly or indirectly, engage in any activities primarily intended to result in the sale of Shares of the Fund of the class(es) of Shares identified in Section 2(a) of this Plan, which activities may include, but are not limited to, the following:

(a)payments to the Trust’s distributor (the “Distributor”) and to securities dealers and others in respect of the sale of Shares of the Fund;

(b)payment of compensation to and expenses of personnel (including personnel of organizations with which the Trust has entered into agreements related to this Plan) who engage in or support distribution of Shares of the Fund or who render shareholder support services not otherwise provided by the Trust’s transfer agent, administrator, or custodian, including but not limited to, answering inquiries regarding the Trust, processing shareholder transactions, providing personal services and/or the maintenance of shareholder accounts, providing other shareholder liaison services, responding to shareholder inquiries, providing information on shareholder investments in the Shares of the Fund, and providing such other distribution and shareholder services as the Trust may reasonably request, arranging for bank wires, assisting shareholders in changing dividend options, account designations and addresses, providing information periodically to shareholders showing their positions in the Fund, forwarding communications from the Fund such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to shareholders, processing purchase, exchange, and redemption requests from shareholders and placing orders with the Fund or its service providers;

(c)formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

(d)preparation, printing and distribution of sales literature;

(e)preparation, printing and distribution of prospectuses and statements of additional information and reports of the Trust for recipients other than existing shareholders of the Trust;

(f)obtaining information and providing explanations to wholesale and retail distributors of contracts regarding Fund investment objectives and policies and other information about the Fund, including the performance of the Fund;

(g)obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable.

The Trust is authorized to engage in the activities listed above, and in any other activities primarily intended to result in the sale of Shares of the Fund, either directly or through other persons with which the Trust has entered into agreements related to this Plan.

2.Maximum Expenditures.
(a)The expenditures to be made by the Fund pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined by the Trustees of the Trust, but in no event may such expenditures exceed the following:

    The Funds may pay an amount calculated at the rate of up to 0.25% per annum of the average daily net asset value of the Funds for each year or portion thereof included in the period for which the computation is being made, elapsed since the commencement of operations to the date of such expenditures.

3.Term and Termination.

(a)This Plan shall become effective with respect to each class on the date that such class commences operation.

(b)Unless terminated as herein provided, this Plan shall continue in effect with respect to each class of the Fund for one year from the effective date of the Plan for such class and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both (i) the Trustees of the Trust and (ii) the Non-Interested Trustees, cast at an in-person meeting called for the purpose of voting on such approval.

(c)This Plan may be terminated at any time with respect to a particular class of the Fund by a vote of a majority of the Non-Interested Trustees or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such class of the respective Fund.

4.Amendments. No material amendment to this Plan shall be made unless: (a) it is approved in the manner provided for annual renewal of this Plan in Section 3(b) hereof; and (b) if the proposed amendment will increase materially the maximum expenditures permitted by Section 2 hereof with respect to any class, it is approved by a vote of the majority of the outstanding voting securities (as defined in the 1940 Act) of such class.

5.Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of the Non-Interested Trustees of the Trust shall be committed to the discretion of such Non-Interested Trustees.
6.Quarterly Reports. The Trust’s Distributor or Treasurer shall provide to the Trustees of the Trust and the Trustees shall review quarterly a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

7.Recordkeeping. The Trust shall preserve copies of this Plan and any related agreement and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of this Plan. Any such related agreement or such reports for the first two years will be maintained in an easily accessible place.

8.Limitation of Liability. Any obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of the Trust personally, but shall bind only the assets and property of the Trust. The term “World Funds Trust” means and refers to the Trustees from time to time serving under the Trust’s Declaration of Trust (“Declaration of Trust”), which may be amended from time to time. This Plan has been authorized by the Trustees (including, the Non-Interested Trustees), acting as such and not individually, and such authorization by such Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Trust’s Declaration of Trust.

This Plan was first authorized with respect to the class(es) of Shares identified in Section 2(a) of this Plan on September 25, 2024, and amended as of March 11, 2025, June 19, 2025, September 24, 2025, December 11, 2025, March 11, 2026, April 21, 2026, and May 27, 2026.

SCHEDULE A

Funds

Tuttle Capital AAPL 0DTE Covered Call ETF
Tuttle Capital GOOG 0DTE Covered Call ETF
Tuttle Capital META 0DTE Covered Call ETF
Tuttle Capital TSLA 0DTE Covered Call ETF
Tuttle Capital NVDA 0DTE Covered Call ETF
Tuttle Capital AMZN 0DTE Covered Call ETF
Tuttle Capital MSFT 0DTE Covered Call ETF
Tuttle Capital COIN 0DTE Covered Call ETF
Tuttle Capital Bitcoin 0DTE Covered Call ETF
Opportunistic Trader ETF
T-REX 2X Long Trump Daily Target ETF
T-REX 2X Long LTC Daily Target ETF
T-REX 2X Long DOGE Daily Target ETF
T-REX 2X Long Bonk Daily Target ETF
T-REX 2X Long BNB Daily Target ETF
T-REX 2X Long ADA Daily Target ETF
T-REX 2X Long LINK Daily Target ETF
T-REX 2X Long SUI Daily Target ETF
Tuttle Capital Quantum Computing AI Powered ETF
Tuttle Capital Quantum Computing AI Powered Covered Call ETF
Tuttle Capital UFO Disclosure AI Powered ETF
Tuttle Capital Drone Industry AI Powered ETF
Tuttle Capital AI in Healthcare ETF
Tuttle Capital AI Power Generation ETF
Tuttle Capital Agentic AI ETF
Tuttle Capital DeepSeek Global AI Innovation ETF
Tuttle Capital No Bleed Tail Risk ETF
T-REX 2X Long BYDDY Daily Target ETF
T-REX 2X Long AVAV Daily Target ETF
T-REX 2X Long AFRM Daily Target ETF
T-REX 2X Long ACHR Daily Target ETF
T-REX 2X Long AUR Daily Target ETF
T-REX 2X Long B Daily Target ETF
T-REX 2X Long BBAI Daily Target ETF
T-REX 2X Long CVNA Daily Target ETF
T-REX 2X Long CEG Daily Target ETF
T-REX 2X Long DDOG Daily Target ETF
T-REX 2X Long WGS Daily Target ETF
T-REX 2X Long DNA Daily Target ETF
T-REX 2X Long KTOS Daily Target ETF
T-REX 2X Long OKLO Daily Target ETF
T-REX 2X Long QUBT Daily Target ETF
T-REX 2X Long RXRX Daily Target ETF
T-REX 2X Long TEM Daily Target ETF
T-REX 2X Long TTD Daily Target ETF

T-REX 2X Long UPST Daily Target ETF
T-REX 2X Long SOUN Daily Target ETF
T-REX 2X Long GLXY Daily Target ETF
T-REX 2X Long DUOL Daily Target ETF
T-REX 2X Long GEV Daily Target ETF
T-REX 2X Long HHH Daily Target ETF
Tuttle Capital 1X Daily Inverse Volatility ETF
Tuttle Capital 2X Daily Inverse Volatility ETF
T-REX 2X Long MARA Daily Target ETF
T-REX 2X Inverse MARA Daily Target ETF
T-REX 2X Inverse PLTR Daily Target ETF
T-REX 2X Long SHOP Daily Target ETF
T-REX 2X Inverse SHOP Daily Target ETF
T-REX 2X Long XXI Daily Target ETF
T-REX 2X Inverse AMD Daily Target ETF
T-REX 2X Inverse NFLX Daily Target ETF
T-REX 2X Long CRWV Daily Target ETF
T-REX 2X Inverse BA Daily Target ETF
T-REX 2X Inverse SNOW Daily Target ETF
T-REX 2X Long AVGO Daily Target ETF
T-REX 2X Inverse AVGO Daily Target ETF
T-REX 2X Long PANW Daily Target ETF
T-REX 2X Inverse PANW Daily Target ETF
T-REX 2X Long TSM Daily Target ETF
T-REX 2X Inverse TSM Daily Target ETF
T-REX 2X Long XYZ Daily Target ETF
T-REX 2X Inverse XYZ Daily Target ETF
T-REX 2X Long CRCL Daily Target ETF
T-REX 2X Long SMR Daily Target ETF
T-REX 2X Inverse Coin Daily Target ETF
T-REX 2X Inverse Apple Daily Target ETF
T-REX 2X Inverse Alphabet Daily Target ETF
T-REX 2X Inverse Microsoft Daily Target ETF
T-REX 2X Long TRON Daily Target ETF
T-REX 2X Long BRR Daily Target ETF
T-REX 2X Long LMND Daily Target ETF
T-REX 2X Long OSCR Daily Target ETF
T-REX 2X Long OUST Daily Target ETF
T-REX 2X Long SPOT Daily Target ETF
T-REX 2X Long SYM Daily Target ETF
T-REX 2X Long RDW Daily Target ETF
T-REX 2X Long UNH Daily Target ETF
T-REX 2X Long VOYG Daily Target ETF
T-REX 2X Long ETOR Daily Target ETF
T-REX 2X Long CHYM Daily Target ETF
T-REX 2X Long BMNR Daily Target ETF
T-REX 2X Long APLD Daily Target ETF
T-REX 2X Inverse CRWV Daily Target ETF
T-REX 2X Inverse CRCL Daily Target ETF

T-REX 2X Long FIG Daily Target ETF
T-REX 2X Long SBET Daily Target ETF
T-REX 2X Inverse FIG Daily Target ETF
T-REX 2X Long FLY Daily Target ETF
T-REX 2X Inverse FLY Daily Target ETF
T-REX 2X Long STUB Daily Target ETF
T-REX 2X Long MP Daily Target ETF
T-REX 2X Long SRPT Daily Target ETF
T-REX 2X Long CIFR Daily Target ETF
T-REX 2X Long ASTS Daily Target ETF
T-REX 2X Long BTBT Daily Target ETF
T-REX 2X Long WULF Daily Target ETF
T-REX 2X Long QS Daily Target ETF
T-REX 2X Long BLSH Daily Target ETF
T-REX 2X Inverse BLSH Daily Target ETF
Tuttle Capital Government Grift ETF
Tuttle Capital Quantum Computing Covered Call ETF
Tuttle Capital Drone Covered Call ETF
Tuttle Capital Space Industry Covered Call ETF
Tuttle Capital AI Infrastructure Covered Call ETF
Tuttle Capital Nuclear Power Covered Call ETF
Tuttle Capital AI Emerging Leaders Covered Call ETF
Tuttle Capital Crypto Treasury Covered Call ETF
Tuttle Capital AI Healthcare Covered Call ETF
Tuttle Capital Agentic AI Covered Call ETF
Tuttle Capital Emerging Markets AI Covered Call ETF
Tuttle Capital Robotics Covered Call ETF
Tuttle Capital 2X Quantum Computing ETF
Tuttle Capital 2X Drone ETF
Tuttle Capital 2X Space Industry ETF
Tuttle Capital 2X AI Infrastructure ETF
Tuttle Capital 2X Nuclear Power ETF
Tuttle Capital 2X Crypto Treasury ETF
Tuttle Capital 2X AI Healthcare ETF
Tuttle Capital 2X Agentic AI ETF
Tuttle Capital 2X Emerging Markets AI ETF
Tuttle Capital 2X Robotics ETF
Tuttle Capital Stablecoin Industry Covered Call ETF
Tuttle Capital 2X Stablecoin Industry ETF
Tuttle Capital Stablecoin Industry Index ETF
Tuttle Capital MicroStrategy Income Blast ETF
Tuttle Capital NVIDIA Income Blast ETF
Tuttle Capital Coinbase Income Blast ETF
Tuttle Capital Tesla Income Blast ETF
Tuttle Capital Bitcoin Income Blast ETF
Tuttle Capital Magnificent 7 Income Blast ETF
Tuttle Capital Palantir Income Blast ETF
Tuttle Capital Meme Stock Income Blast ETF
Tuttle Capital Ethereum Income Blast ETF

Tuttle Capital Quantum Computing Income Blast ETF
Tuttle Capital Drone Income Blast ETF
Tuttle Capital Space Industry Income Blast ETF
Tuttle Capital AI Infrastructure Income Blast ETF
Tuttle Capital Nuclear Power Income Blast ETF
Tuttle Capital AI Emerging Leaders Income Blast ETF
Tuttle Capital Crypto Treasury Income Blast ETF
Tuttle Capital AI Healthcare Income Blast ETF
Tuttle Capital Agentic AI Income Blast ETF
Tuttle Capital Emerging Markets AI Income Blast ETF
Tuttle Capital Robotics Income Blast ETF
Tuttle Capital HOOD Income Blast ETF
Tuttle Capital Ultra Income Blast ETF
Tuttle Capital SUI Income Blast ETF
Tuttle Capital Bonk Income Blast ETF
Tuttle Capital LTC Income Blast ETF
Tuttle Capital UFO Disclosure ETF
Tuttle Capital SOL Income Blast ETF
Tuttle Capital XRP Income Blast ETF
Tuttle Capital DOGE Income Blast ETF
Tuttle Capital ADA Income Blast ETF
Tuttle Capital LINK Income Blast ETF
Tuttle Capital BNB Income Blast ETF
Tuttle Capital AVAX Income Blast ETF
Tuttle Capital MSTR Crypto Blast ETF
Tuttle Capital TSLA Crypto Blast ETF
Tuttle Capital HOOD Crypto Blast ETF
Tuttle Capital COIN Crypto Blast ETF
Tuttle Capital NVDA Crypto Blast ETF
Tuttle Capital PLTR Crypto Blast ETF
T-REX 2X Long OPEN Daily Target ETF
T-REX 2X Long MBLY Daily Target ETF
T-REX 2X Long POOL Daily Target ETF
T-REX 2X Long ICLR Daily Target ETF
T-REX 2X Long TMUS Daily Target ETF
T-REX 2X Long VEEV Daily Target ETF
T-REX 2X Long IREN Daily Target ETF
T-REX 2X Long GTLS Daily Target ETF
T-REX 2X Long CLS Daily Target ETF
T-REX 2X Long PTON Daily Target ETF
T-REX 2X Long KSS Daily Target ETF
T-REX 2X Long DNUT Daily Target ETF
T-REX 2X Long GPRO Daily Target ETF
T-REX 2X Long CELH Daily Target ETF
T-REX 2X Long CHWY Daily Target ETF
T-REX 2X Long CAVA Daily Target ETF
T-REX 2X Long ICHR Daily Target ETF
T-REX 2X Long NVTS Daily Target ETF
T-REX 2X Long EOSE Daily Target ETF

T-REX 2X Long FRMM Daily Target ETF
T-REX 2X Long BNC Daily Target ETF
T-REX 2X Long LITS Daily Target ETF
T-REX 2X Long EMPD Daily Target ETF
T-REX 2X Long CANG Daily Target ETF
T-REX 2X Long BTDR Daily Target ETF
T-REX 2X Long CORZ Daily Target ETF
T-REX 2X Long KLAR Daily Target ETF
T-REX 2X Long ABTC Daily Target ETF
T-REX 2X Long ASST Daily Target ETF
T-REX 2X Long ETHM Daily Target ETF
T-REX 2X Long SUIG Daily Target ETF
T-REX 2X Long TONX Daily Target ETF
T-REX 2X Long DFDV Daily Target ETF
T-REX 2X Long FIGR Daily Target ETF
T-REX 2X Long FMCC Daily Target ETF
T-REX 2X Long FNMA Daily Target ETF
T-REX 2X Long FWDI Daily Target ETF
T-REX 2X Long ORBS Daily Target ETF
T-REX 2X Long VKTX Daily Target ETF
Tuttle Capital Permanent Portfolio 2.0 ETF
T-REX 2X Long GRNY Daily Target ETF
T-REX 2X Long APH Daily Target ETF
T-REX 2X Long SLMT Daily Target ETF
T-REX 2X Long DEFT Daily Target ETF
T-REX 2X Long HIVE Daily Target ETF
T-REX 2X Long HOLO Daily Target ETF
T-REX 2X Long HSDT Daily Target ETF
T-REX 2X Long NAKA Daily Target ETF
T-REX 2X Long NXTT Daily Target ETF
T-REX 2X Long SRFM Daily Target ETF
T-REX 2X Long STSS Daily Target ETF
T-REX 2X Long UI Daily Target ETF
T-REX 2X Long AQMS Daily Target ETF
T-REX 2X Long AREC Daily Target ETF
T-REX 2X Long BLBX Daily Target ETF
T-REX 2X Inverse BMNR Daily Target ETF
T-REX 2X Long FTEL Daily Target ETF
T-REX 2X Long IDR Daily Target ETF
T-REX 2X Long ONDS Daily Target ETF
T-REX 2X Long PC Daily Target ETF
T-REX 2X Long PCH Daily Target ETF
T-REX 2X Long PGY Daily Target ETF
T-REX 2X Long PL Daily Target ETF
T-REX 2X Long TBH Daily Target ETF
T-REX 2X Long TMQ Daily Target ETF
T-REX 2X Long UEC Daily Target ETF
T-REX 2X Long USAR Daily Target ETF
T-REX 2X Long UUU Daily Target ETF

T-REX 2X Long ZIM Daily Target ETF
T-REX 2X Long ABAT Daily Target ETF
T-REX 2X Long ALB Daily Target ETF
T-REX 2X Long BTG Daily Target ETF
T-REX 2X Long BITF Daily Target ETF
T-REX 2X Long CRML Daily Target ETF
T-REX 2X Long DVLT Daily Target ETF
T-REX 2X Long ENVX Daily Target ETF
T-REX 2X Long GSIT Daily Target ETF
T-REX 2X Long LAC Daily Target ETF
T-REX 2X Long LAES Daily Target ETF
T-REX 2X Long LYSDY Daily Target ETF
T-REX 2X Long NAVN Daily Target ETF
T-REX 2X Long QSI Daily Target ETF
T-REX 2X Long HYPE Daily Target ETF
T-REX 2X Long INFQ Daily Target ETF
T-REX 2X Long GPCR Daily Target ETF
T-REX 2X Long IWC Daily Target ETF
T-REX 2X Long LITE Daily Target ETF
T-REX 2X Long PAAS Daily Target ETF
T-REX 2X Long SNDK Daily Target ETF
T-REX 2X Long WLTH Daily Target ETF
T-REX 2X Long WVE Daily Target ETF
T-REX 2X Long ALMU Daily Target ETF
T-REX 2X Long AMPX Daily Target ETF
T-REX 2X Long AXTI Daily Target ETF
T-REX 2X Long BHP Daily Target ETF
T-REX 2X Long Discord Daily Target ETF
T-REX 2X Long ERO Daily Target ETF
T-REX 2X Long FER Daily Target ETF
T-REX 2X Long HBM Daily Target ETF
T-REX 2X Long COMP Daily Target ETF
T-REX 2X Long NU Daily Target ETF
T-REX 2X Long RCT Daily Target ETF
T-REX 2X Long RIO Daily Target ETF
T-REX 2X Long SATS Daily Target ETF
T-REX 2X Long SCCO Daily Target ETF
T-REX 2X Long SIL Daily Target ETF
T-REX 2X Long TE Daily Target ETF
T-REX 2X Long TECK Daily Target ETF
T-REX 2X Long ZETA Daily Target ETF
Tuttle Capital Concentrated Memory Stack ETF
Tuttle Capital Memory Stack Income Blast ETF
Tuttle Capital SPY 0DTE Income & Hedge ETF
Tuttle Capital Innovation 100 0DTE Income & Hedge ETF
Porter & Company Property & Casualty Index ETF
Porter & Company Capital Efficiency Index ETF
Porter & Company Lindy Effect Index ETF
Porter & Company Porter Portfolio Index ETF

Tuttle Capital Heavy Asset Low Obsolescence ETF
Tuttle Capital Pure Play Photonics ETF
Tuttle Capital Photonics Income Blast ETF
Tuttle Capital Equity Plus Tail Risk ETF
T-REX 2X Long SK HYNIX Daily Target ETF
T-REX 2X Long Anduril Daily Target ETF
T-REX 2X Long Anthropic Daily Target ETF
T-REX 2X Long Figure AI Daily Target ETF
T-REX 2X Long SpaceX Daily Target ETF
T-REX 2X Long Viva Republica Daily Target ETF
T-REX 2X Long AKAM Daily Target ETF
T-REX 2X Long CIEN Daily Target ETF
T-REX 2X Long DOCN Daily Target ETF
T-REX 2X Long FSLY Daily Target ETF
T-REX 2X Long JBL Daily Target ETF
T-REX 2X Long TER Daily Target ETF
T-REX 2X Long TSEM Daily Target ETF
T-REX 2X Long VIAV Daily Target ETF
T-REX 2X Long VSAT Daily Target ETF
T-REX 2X Long DRAM Daily Target ETF
T-REX 2X Long DRNZ Daily Target ETF
T-REX 2X Long EUAD Daily Target ETF
T-REX 2X Long KOID Daily Target ETF
T-REX 2X Long ROBO Daily Target ETF
T-REX 2X Long XOVR Daily Target ETF
T-REX 2X Long SIVE Daily Target ETF
T-REX 2X Long Hanwha Aerospace Daily Target ETF
T-REX 2X Long Hyundai Daily Target ETF
T-REX 2X Long Samsung Daily Target ETF
T-REX 2X Long Metaplanet Daily Target ETF
T-REX 2X Long Nintendo Daily Target ETF
T-REX 2X Long Softbank Daily Target ETF
T-REX 2X Long AEHR Daily Target ETF
T-REX 2X Long AMSC Daily Target ETF
T-REX 2X Long BB Daily Target ETF
T-REX 2X Long FLEX Daily Target ETF
T-REX 2X Long GRAB Daily Target ETF
T-REX 2X Long LWLG Daily Target ETF
T-REX 2X Long MXL Daily Target ETF
T-REX 2X Long NOK Daily Target ETF
T-REX 2X Long OSS Daily Target ETF
T-REX 2X Long PENG Daily Target ETF
T-REX 2X Long PURR Daily Target ETF
T-REX 2X Long SHMD Daily Target ETF
T-REX 2X Long TEAM Daily Target ETF
T-REX 2X Long TTMI Daily Target ETF
T-REX 2X Long VECO Daily Target ETF
T-REX 2X Long WOLF Daily Target ETF
T-REX 2X Inverse DRAM Daily Target ETF

T-REX 2X Long AMBQ Daily Target ETF
T-REX 2X Long PSIX Daily Target ETF
T-REX 2X Long BW Daily Target ETF
T-REX 2X Long PUMP Daily Target ETF
T-REX 2X Long GFS Daily Target ETF
T-REX 2X Long SEI Daily Target ETF
T-REX 2X Long INFY Daily Target ETF
T-REX 2X Long SHAZ Daily Target ETF
T-REX 2X Long OpenAI Daily Target ETF
T-REX 2X Long Kioxia Daily Target ETF
T-REX 2X Long Quantinuum Daily Target ETF